Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated June 8, 2004 with respect to Dreyfus Premier State Municipal Bond Fund, Massachusetts Series and July 3, 2003 with respect to Dreyfus Massachusetts Tax Exempt Bond Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Premier State Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
June 29, 2004